EXHIBIT 99.2

Cusip No. 87424N104

Power of Attorney

Each of the undersigned, Mr F.J. Botman, F.J. Botman Holding B.V. and Talpa Capital Holding B.V. (the “Grantors”), hereby grant a power of attorney to Cyrte Investments B.V. (the “Attorney”), with right of substitution:

1.               to execute on behalf and in the name of the Grantors any notification documents relating to the direct or indirect holding of shares and/or voting rights in listed companies (such as pursuant to the Dutch Wet melding zeggenschap in ter beurze genoteerde vennootschappen 1996 and similar regulations in other jurisdictions);

2.               and furthermore in general to do all things as the Attorney may reasonably deem appropriate, requisite or proper in connection with the foregoing.

Each of the Grantors will indemnify the Attorney against all losses, damages, costs and expenses (including legal fees) incurred by the Attorney in connection with its exercise of any power, right or discretion conferred under this power of attorney.

This power of attorney shall be governed by the laws of the Netherlands. This power of attorney shall be valid for an indefinite period of time. Each of the Grantors is at all times entitled to revoke this power of attorney (to the extent it relates to such Grantor).

30 July 2006

/s/ F.J. Botman

F.J. Botman

•                  on behalf of himself

•                  as managing director on behalf of F.J. Botman Holding B.V.

•                  as managing director on behalf of Talpa Capital Holding B.V.

EXHIBIT 99.2

Cusip No. 87424N104

Power of Attorney

Each of the undersigned, Mr J.H.H. de Mol, Stichting Administratiekantoor Talpa Beheer and Talpa Beheer B.V. (the “Grantors”), hereby grant a power of attorney to Cyrte Investments B.V. (the “Attorney”), with right of substitution:

1.               to execute on behalf and in the name of the Grantors any notification documents relating to the direct or indirect holding of shares and/or voting rights in listed companies (such as pursuant to the Dutch Wet melding zeggenschap in ter beurze genoteerde vennootschappen 1996 and similar regulations in other jurisdictions);

2.               and furthermore in general to do all things as the Attorney may reasonably deem appropriate, requisite or proper in connection with the foregoing.

Each of the Grantors will indemnify the Attorney against all losses, damages, costs and expenses (including legal fees) incurred by the Attorney in connection with its exercise of any power, right or discretion conferred under this power of attorney.

This power of attorney shall be governed by the laws of the Netherlands. This power of attorney shall be valid for an indefinite period of time. Each of the Grantors is at all times entitled to revoke this power of attorney (to the extent it relates to such Grantor).

30 July 2006

/s/ J.H.H. de Mol

J.H.H. de Mol

•                  on behalf of himself

•                  as managing director on behalf of F.J. Stiching Administratiekantoor Talpa Beheer

•                  as managing director on behalf of Talpa Beheer B.V.

/s/ F.J. Botman

EXHIBIT 99.2

Cusip No. 87424N104

Power of Attorney

CYRTE INVESTMENTS B.V.

Whereas:

•                  Each of Mr. F.J. Botman, F.J. Botman Holding B.V., Talpa Capital Holding B.V., Mr. J.H.H. de Mol, Stichting Administratiekantoor Talpa Beheer and Talpa Beheer B.V. (the “Grantors”) granted on or around 1 August 2006 a power of attorney to Cyrte Investments B.V. (“Cyrte Investments”) to execute on behalf and in the name of the Grantors any notification documents relating to the direct or indirect holding of shares and/or voting rights in listed companies, with a right of substitution.

•                  Through this power of attorney Cyrte Investments wishes to utilize this right of substitution and, in addition, grant a power of attorney to Mr. Gaylord Macnack to execute any notification documents relating to the direct or indirect holding of shares and/or voting rights in listed companies on behalf of Cyrte Investments.

The undersigned:

Cyrte Investments hereby grants a power of attorney to Mr. Gaylord Macnack (the “Attorney”):

•                  to execute on behalf and in the name of the Grantors and Cyrte Investments any notification documents relating to the direct or indirect holding of shares and/or voting rights in listed companies (such as pursuant to the Dutch Wet melding zeggenschap in ter beurze genoteerde vennootschappen 1996 and similar regulations in other jurisdictions);

•                  and furthermore in general to do all things as the Attorney may reasonably deem appropriate, requisite or proper in connection with the foregoing.

Cyrte Investments will indemnify the Attorney against all losses, damages, costs and expenses (including legal fees) incurred by the Attorney in connection with its exercise of any power, right or discretion conferred under this power of attorney.

This power of attorney shall be governed by the laws of the Netherlands. This power of attorney shall be valid for an indefinite period of time. Cyrte Investments is at all times entitled to revoke this power of attorney.

Signed: Naarden on Aug 3, 2006

Cyrte Investments B.V.

/s/ F.J. Botman
By: Mr. F.J. Botman
Title: Director

EXHIBIT 99.2

Cusip No. 87944E105

Power of Attorney

The undersigned, Cyrte Investments GP I B.V., on its own behalf and in its capacity as sole general partner of Cyrte Fund I C.V., (the “Grantor”), hereby grants a power of attorney to Mr. Gaylord Macnack (the “Attorney”), with right of substitution:

1.                  to execute on behalf and in the name of the Grantor any notification documents relating to the direct or indirect holding of shares and/or voting rights in listed companies (such as pursuant to the Dutch Wet melding zeggenschap in ter beurze genoteerde vennootschappen 1996 and similar regulations in other jurisdictions);

2.                  and furthermore in general to do all things as the Attorney may reasonably deem appropriate, requisite or proper in connection with the foregoing.

The Grantor will indemnify the Attorney against all losses, damages, costs and expenses (including legal fees) incurred by the Attorney in connection with its exercise of any power, right or discretion conferred under this power of attorney.

This power of attorney shall be governed by the laws of the Netherlands.  This power of attorney shall be valid for an indefinite period of time. The Grantor is at all times entitled to revoke this power of attorney.

18 January 2007

/s/ F.J. Botman
Cyrte Investments GP I B.V.
represented by its sole managing director
Cyrte Investments B.V., in
its turn represented by its
sole managing director, Mr. F.J. Botman